UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2020

RONN Motor Group, Inc.

(Exact name of registrant as specified in charter)

DELAWARE	333-233221	474161690
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20645 North Pima Road, Suite 140

Scottsdale, AZ 85255

(Address of principal executive offices)

Registrant’s telephone number, including area code (480) 498-8989

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:None

Item 1.01 Entry into a Material Definitive Agreement.

RONN Motor Group announces additional formal terms to China Municipal Government (CMG) JV agreement referenced in a November 7, 2019 8K filing. Agreement terms also now includes RONN Motor Group preferred hydrogen fuel-cell vehicle vendor status. The initial CMG phase one RMB¥70,000,000 commitment now includes additional future commitments for land, factory support to initially build all-electric hydrogen fuel cell limited production sports car for both China and California markets, plus enhanced mutual fund-raising commitments with CMG and Arbor Lake Capital of up to RMB¥1 billion.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scottsdale, Arizona, on this 23rd day of January, 2020.

RONN MOTOR GROUP, INC.

By:	/s/ Ronal (Maxwell) Ford
Ronal (Maxwell) Ford
Chief Executive Officer